SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: December 9, 2003

(Date of earliest event reported)

Virginia Electric and Power Company

(Exact name of registrant as specified in its charter)

Virginia	1-2255	54-0418825
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 East Cary Street

Richmond, Virginia 23219

(804) 819-2000

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On December 9, 2003, Virginia Electric and Power Company (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc One Capital Markets, Inc. and McDonald Investments Inc. for the sale of $225,000,000 aggregate principal amount of the Company’s 4.10% Callable and Puttable Enhanced SecuritiesSM (“CAPESSM”) Due 2038. The CAPES are a portion of the $1.5 billion aggregate principal amount of securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement was declared effective on June 8, 2000 (File No. 333-38510). A copy of the Underwriting Agreement including exhibits thereto, is filed as Exhibit 1 to this Form 8-K.

The form of the Eleventh Supplemental Indenture to the Company’s June 1, 1998 Senior Indenture, pursuant to which the CAPES will be issued, is filed as Exhibit 4.2 to this Form 8-K.

“Callable and Puttable Enhanced Securities” and “CAPES” are service marks owned by Merrill Lynch & Co.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

1	Underwriting Agreement, dated December 9, 2003, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc One Capital Markets, Inc. and McDonald Investments Inc.

4.1	Form of Senior Indenture, dated as of June 1, 1998, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (Exhibit 4(ii) to Form S-3 Registration No. 333-47119, as filed on February 27, 1998, incorporated by reference).

4.2	Form of Eleventh Supplemental Indenture to the Senior Indenture pursuant to which the CAPES will be issued. The form of the 4.10% Callable and Puttable Enhanced Securities Due 2038 is included as Exhibit A to the form of the Eleventh Supplemental Indenture.

8	Tax Opinion of McGuireWoods LLP with respect to the CAPES prospectus supplement, dated December 9, 2003.

12	Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, File No. 1-2255).

23	Consent of McGuireWoods LLP (contained in Exhibit 8).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIRGINIA ELECTRIC AND POWER COMPANY Registrant

/s/ JAMES P. CARNEY

James P. Carney Assistant Treasurer

Date: December 11, 2003